                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Verity, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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[X]  No fee required.

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1.   Title of each class of securities to which transaction applies:

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

                                  VERITY, INC.
                                 894 ROSS DRIVE
                              SUNNYVALE, CA 94089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 10, 2001

To the Stockholders of Verity, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Verity, Inc., a Delaware corporation, will be held on Wednesday, October 10, 2001 at 11:00 a.m. local time at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California for the following purpose:

     1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending May 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     The board of directors has fixed the close of business on August 15, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ TIMOTHY J. MOORE
                                          Timothy J. Moore
                                          Secretary

Sunnyvale, California
August 31, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  VERITY, INC.
                                 894 ROSS DRIVE
                              SUNNYVALE, CA 94089
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 10, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Verity, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on October 10, 2001, at 11:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California. We intend to mail this proxy statement and accompanying proxy card on or about September 4, 2001, to all stockholders entitled to vote at the annual meeting.

SOLICITATION

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of our common stock at the close of business on August 15, 2001 will be entitled to notice of and to vote at the annual meeting. At the close of business on August 15, 2001, we had outstanding and entitled to vote 35,561,815 shares of common stock.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a proposal has been approved

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our secretary at our principal executive office, 894 Ross Drive, Sunnyvale, CA 94089, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange

Commission is May 3, 2002. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also May 3, 2002. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, including different deadlines if our 2002 annual meeting of stockholders is held before September 10, 2002 or after November 9, 2002.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     Our board of directors is presently composed of six members. There are two directors in the class whose term of office expires in 2001. The nominees for election to this class, Gary J. Sbona and Karl C. Powell, are both currently members of our board of directors. Mr. Sbona was previously elected by the stockholders and Mr. Powell was appointed by our board in August 2000. If elected at the annual meeting, the nominees would serve until the 2004 annual meeting and until their successors are elected and have qualified, or until such directors' earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that such nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each nominee has agreed to serve if elected, and management has no reason to believe that such nominee will be unable to serve.

     Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     GARY J. SBONA, age 58, has served as our Chief Executive Officer since July 1997, as a member of our board of directors since May 1998 and as the Chairman of our board of directors since March 1999. Mr. Sbona also served as our President from July 1997 to September 1999. Mr. Sbona currently serves as Chairman and Chief Executive Officer of Auspex Systems Inc., a provider of network attached storage solutions, and Accelerated Networks, Inc., a developer of multi-service broadband access solutions for telecommunications service providers. In addition, Mr. Sbona serves as a director of 3D Systems Corporation, a solid imaging and mass customization company, and as a director of Calico Commerce Inc., a provider of interactive selling software for organizations selling complex products or services over the Internet. Since 1974, Mr. Sbona also serves as Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a professional services firm that is currently providing us with management services.

     KARL C. POWELL, age 58, has served as a member of our board of directors since August 2000. Mr. Powell also serves as President and Chief Executive Officer of N H M & P, Inc., a corporation engaged in the development of software management tools. Mr. Powell was a co-founder of Sequent Computer Systems, Inc. and served as a director from 1983 until 1999, when it was acquired by IBM. He also served as Chairman of the Board of Sequent Computer Systems and as Chief Executive Officer from its inception. Mr. Powell holds a B.S. in Mechanical Engineering from the U.S. Merchant Marine Academy.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     STEVEN M. KRAUSZ, age 46, has served as a member of our board of directors since May 1988. Mr. Krausz has been a General Partner of the venture capital firms U.S. Venture Partners III, IV,V, VI and VII, U.S.V. Entrepreneur Partners and BHMS Partners III since 1985. Mr. Krausz holds a B.S. in Electrical Engineering and an M.B.A. from Stanford University.

     CHARLES P. WAITE, JR., age 46, has served as a member of our board of directors since May 1988. Mr. Waite has been a General Partner of Olympic Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a general partner of Olympic Venture Partners III since 1994 and a General Partner of Olympic Venture Partners IV since 1997, all of which are venture capital firms. Mr. Waite is also a director of Loudeye Technologies, Inc., Seattle Genetics, Inc., SignalSoft Corp., WatchGuard Technologies, Inc. and several privately held companies. Mr. Waite holds an A.B. in History from Kenyon College and an M.B.A. from Harvard University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     STEPHEN A. MACDONALD, age 55, has served as a member of our board of directors since December 1988. From May 1983 until May 1996, Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, where he served as Senior Vice President and Chief Operating Officer. From May 1996 to April 1998, he served as President and Chief Executive Officer of Active Software, Inc., a software company. Mr. MacDonald was an independent consultant from May 1998 through September 2000. Since October 2000, Mr. MacDonald has been President and Chief Executive Officer of Miro, Inc., a startup software company. Mr. MacDonald holds a B.Sc. from Dalhousie University.

     ANTHONY J. BETTENCOURT, age 40, has served as a member of our board of directors since September 1999. Mr. Bettencourt joined us in July 1995 as Vice President of North American Sales. He was subsequently promoted to Vice President of Worldwide Sales and Marketing and served in this position until his departure in December 1996. From December 1996 to September 1997, Mr. Bettencourt served as an officer of OnLive! Technologies, a private technology company. Mr. Bettencourt rejoined us in September 1997 as Senior Vice President, Worldwide Sales and Product Marketing and was appointed to the position of President in September 1997. Prior to initially joining us, Mr. Bettencourt served as vice president of sales for Versant Object Technology from 1992 to June 1995 and as director of U.S. sales for Versant Object Technology from July 1990 to 1992. From December 1988 to July 1990, Mr. Bettencourt served as Vice President of Sales for Rockwell CMC. Mr. Bettencourt holds a B.A. from Santa Clara University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended May 31, 2001, our board of directors held seven meetings and acted by written consent six times. Our board has an audit committee and a compensation committee, and since August 2001 has a nominating committee.

     The audit committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to our board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee is currently composed of three non-employee directors: Messrs. Krausz, MacDonald and Waite. The audit committee met once during fiscal year 2001. All members of our audit committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standard). The audit committee has adopted a written audit committee charter that is attached as Appendix A.

     The compensation committee makes recommendations to our board concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the board may delegate. The compensation committee is composed of two non-employee directors:
Messrs. Krausz and Waite. The compensation committee acted by unanimous written consent 17 times during fiscal year 2001.

     Our board formed a nominating committee in August 2001. The function of the nominating committee is to interview, evaluate, nominate and recommend individuals for membership on our board of directors. No procedure has been established for the consideration of nominees recommended by stockholders. The nominating committee is composed of three non-employee directors: Messrs. Powell, MacDonald and Waite. In August 2001, the nominating committee met and recommended to our board the nomination of Messrs. Sbona and Powell as directors. We did not have a nominating committee during the fiscal year ended May 31, 2001.

     During the fiscal year ended May 31, 2001, each director attended 75% or more of the aggregate of the meetings of the board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Our board of directors has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending May 31, 2002 and has further directed that management submits the selection of independent auditors for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, together with Coopers & Lybrand LLP, the predecessor entity of PricewaterhouseCoopers LLP, has audited our financial statements since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. Our board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee and board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee and board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     Audit Fees. During the fiscal year ended May 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our financial statements for the year and for the quarterly review of our financial statements was $95,000.

     All Other Fees. During fiscal year ended May 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit was $96,000. That amount includes $48,000 billed for preparations of quarterly filings, $35,000 billed for acquisition expenses, $3,000 billed for registration statements and $10,000 billed for our 401(k) plan.

     Our audit committee has determined the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2001 by:

     - each director and nominee for director;

     - each of the executive officers named in the Summary Compensation Table;

     - all directors and executive officers as a group; and

     - each other person, or group of affiliated persons, known by us to be beneficial owners of 5% or more of our common stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2001 are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Information with respect to 5% stockholders has been derived from such stockholders or filings by these stockholders with the Securities and Exchange Commission prior to June 30, 2001, and consequently may not reflect their stock ownership at June 30, 2001.

     Except as indicated in this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 35,231,996 shares of our common stock outstanding on June 30, 2001. Unless otherwise indicated, the address of each of the individuals named below is 894 Ross Drive, Sunnyvale, California 94089.

                                                                     BENEFICIAL OWNERSHIP
                                                     -----------------------------------------------------
                                                       SHARES ISSUABLE
                                                     PURSUANT TO OPTIONS
                                                        AND WARRANTS           NUMBER OF
                                                     EXERCISABLE WITHIN    SHARES (INCLUDING
                                                         60 DAYS OF         NUMBER SHOWN IN    PERCENTAGE
                 BENEFICIAL OWNER                       JUNE 30, 2001        FIRST COLUMN)     OF TOTAL(%)
                 ----------------                    -------------------   -----------------   -----------
DIRECTORS AND EXECUTIVE OFFICERS
Gary J. Sbona......................................       2,531,700            2,531,700           6.7
Anthony J. Bettencourt.............................         863,251              863,690           2.4
Steven M. Krausz...................................         287,600              287,600             *
Stephen A. MacDonald...............................         347,000              360,000           1.0
Karl C. Powell.....................................         120,000              120,000             *
Charles P. Waite, Jr. .............................         293,959              304,404             *
Dr. Ashok K. Chandra...............................         651,000              652,341           1.8
Michael T. Zuckerman...............................         300,000              300,000             *
Todd K. Yamami.....................................         447,293              447,728           1.3
All directors and executive officers as a group (10
  persons).........................................       5,841,803            5,867,463          14.3
5% STOCKHOLDERS
Citigroup, Inc.(1).................................               0            4,496,347          12.8
Wellington Management Company LLP(2)...............               0            3,742,367          10.6
Franklin Resources, Inc.(3)........................               0            2,066,652           5.9
T. Rowe Price Associates, Inc. ....................               0            1,808,600           5.1

---------------
 * Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1) Citigroup Inc. is the sole shareholder of Salomon Smith Barney Holdings Inc. and has shared voting and investment power with respect to 4,496,347 shares, and consequently may be deemed to beneficially own these shares. Salomon Smith Barney Holdings Inc. is the sole shareholder of Salomon Brothers Holding Company Inc. and has shared voting and investment power with respect to 4,491,352 shares, and consequently may be deemed to beneficially own these shares. Salomon Brothers Holding Company Inc. is the sole shareholder of Salomon Smith Barney, Inc. and has shared voting and investment power with respect to 3,608,804 shares, and consequently may be deemed to beneficially own these shares. Citigroup Inc. is located at 399 Park Avenue, New York, New York 10043 and Salomon Smith Barney Holdings Inc., Salomon Brothers Holding Company Inc. and Salomon Smith Barney, Inc. are located at 388 Greenwich Street, New York, New York 10013.

(2) Wellington Management Company LLP, an investment advisor, has shared voting power with respect to 2,804,277 of these shares and has shared investment power with respect to 3,742,367 of these shares with investment advisory clients of Welling Management Company, and consequently may be deemed to beneficially own these shares. Wellington Management Company LLP is located at 75 State Street, Boston, Massachusetts 02109.

(3) Franklin Advisors, Inc., an investment advisor to Franklin Resources, Inc., has sole voting power and investment power with respect to 1,842,800 of these shares and consequently may be deemed to beneficially own these shares. Franklin Management, Inc. has sole investment power with respect to 223,852 of these shares and consequently may be deemed to beneficially own these shares. Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the common stock of Franklin Resources, Inc. and consequently may be deemed to beneficially own the shares held by Franklin Resources, Inc. Franklin Advisors, Inc. and Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares held by Franklin Resources, Inc. Franklin Resources, Inc. is located at 777 Mariners Island Boulevard, San Mateo, California 94404.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year ended May 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

                                  COMPENSATION

COMPENSATION OF DIRECTORS

     Each of our non-employee directors receives an annual retainer of $25,000. Directors are also reimbursed for their expenses in attending board and committee meetings. Each person who is first elected or appointed as a non-employee director (excluding any person who is already a director at the time of first becoming a non-employee director) is automatically granted an option to purchase 40,000 shares of our common stock on the date of such election or appointment pursuant to our 1995 Outside Directors Stock Option Plan. In addition, all directors who have served on the board for more than six months and are not members of management will receive stock options to purchase 40,000 shares of our common stock upon the date of each annual stockholders' meeting. The exercise price of each option is equal to 100% of the fair market value of our common stock subject to the option on the day it is granted. Each option will vest over four years and generally must be exercised within eight years.

     During the last fiscal year, we granted options to purchase an aggregate of 465,000 shares to our non-employee directors at a weighted average exercise price of $24.98 per share. We granted options to purchase 160,000 shares under our outside directors plan and options to purchase 305,000 shares under our 1995 Stock

Option Plan. The per share exercise price of each option is the fair market value of such common stock on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant).

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended May 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at May 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                            ANNUAL COMPENSATION         SECURITIES
                                         --------------------------     UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS        OPTIONS      COMPENSATION(1)
      ---------------------------        ----   --------   --------    ------------   ---------------
Gary J. Sbona(2).......................  2001   $ 52,000   $ 10,400       807,000          $336
  Chief Executive Officer and            2000     52,000     10,400     1,000,000           356
  Chairman of the Board                  1999     52,000     10,400       940,000           585
Anthony J. Bettencourt.................  2001    300,000    305,000(3)    450,000           240
  President                              2000    270,833    279,167(4)    401,000           230
                                         1999    200,000    200,000(5)    350,000           264
Dr. Ashok K. Chandra(6)................  2001    310,000    158,500       350,000           552
  Senior Vice President Development and  2000     87,500     12,500       301,000            46
  New Business Activity                  1999         --         --            --            --
Michael T. Zuckerman(7)................  2001    200,000     50,000       300,000           290
  Vice President of Marketing            2000         --         --            --            --
                                         1999         --         --            --            --
Todd K. Yamami.........................  2001    171,385     34,277       325,000           192
  Chief Financial Officer                2000    128,333     25,667       151,000           194
                                         1999    104,167     20,833        90,000           176

---------------
(1) Represents premiums paid on behalf of such executive officer for life insurance coverage in excess of a base amount of $50,000 in coverage.

(2) Mr. Sbona is partially compensated for his services to us by Regent Management Corporation. See "Certain Relationships and Related Transactions" below.

(3) $200,000 represents sales commissions earned under a sales plan.

(4) $179,167 represents sales commissions earned under a sales plan.

(5) $150,000 represents sales commissions earned under a sales plan.

(6) Dr. Chandra joined us in February 2000.

(7) Mr. Zuckerman joined us in June 2000.

                       STOCK OPTION GRANTS AND EXERCISES

     We grant options to purchase shares to our executive officers under our 1995 Stock Option Plan, and in June 2001 we amended our 1996 Non-Statutory Stock Option Plan to permit grants to directors and officers if we meet certain requirements imposed by The Nasdaq Stock Market.

     The following tables show for the fiscal year ended May 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the individuals listed in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                              ----------------------------------------------------       ANNUAL RATES OF
                              NUMBER OF    PERCENTAGE OF                                   STOCK PRICE
                              SECURITIES   TOTAL OPTIONS                                 APPRECIATION FOR
                              UNDERLYING     GRANTED TO     EXERCISE                      OPTION TERM(3)
                                OPTION      EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------
            NAME              GRANTED(1)   FISCAL YEAR(2)     SHARE        DATE          5%           10%
            ----              ----------   --------------   ---------   ----------   ----------   -----------
Gary J. Sbona...............   407,000         5.15%         36.3750       7/5/08    $7,068,549   $16,930,403
                               400,000         5.06%         13.9375      12/4/08     2,661,814     6,375,508
Anthony J. Bettencourt......   200,000         2.53%         36.3750       7/5/08     3,473,488     8,319,609
                               250,000         3.16%         13.9375      12/4/08     1,663,634     3,984,692
Dr. Ashok K. Chandra........    94,502         1.19%         36.3750       7/5/08     1,641,258     3,931,098
                                 5,498         0.07%         36.3750       7/5/08        95,486       228,706
                               200,000         2.53%         13.9375      12/4/08     1,330,907     3,187,754
                                50,000         0.63%         30.1250       2/1/09       719,167     1,722,531
Michael T. Zuckerman........   200,000         2.53%         36.3750       7/5/08     3,473,488     8,319,609
                                 7,174         0.09%         13.9375      12/4/08        47,740       114,345
                                92,826         1.17%         13.9375      12/4/08       617,714     1,479,532
Todd K. Yamami..............   100,000         1.26%         36.3750       7/5/08     1,736,744     4,159,804
                               125,000         1.58%         13.9375      12/4/08       831,817     1,992,346
                                 5,499         0.07%         18.1875       4/6/09        47,752       114,374
                                94,501         1.19%         18.1875       4/6/09       820,620     1,965,528

---------------
(1) Options granted in fiscal 2001 vest monthly over a 12-month period.

(2) Based on an aggregate of options to purchase 7,908,950 shares granted to employees, including the individuals listed in the Summary Compensation Table, in fiscal year 2001.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, eight years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND OPTION VALUES AT MAY 31,
                                      2001

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                            OPTIONS AT FISCAL YEAR     IN-THE-MONEY OPTIONS
                                  SHARES                            END(1)           AT FISCAL YEAR END(1)(3)
                                ACQUIRED ON      VALUE      ----------------------   -------------------------
             NAME               EXERCISE(1)   REALIZED(2)     VESTED     UNVESTED       VESTED       UNVESTED
             ----               -----------   -----------   ----------   ---------   ------------   ----------
Gary J. Sbona.................    529,300     $16,644,939   2,104,282     427,418     $3,798,029     $352,918
Anthony J. Bettencourt........    402,749       9,993,646     619,706     243,545        183,867      352,142
Dr. Ashok K. Chandra..........         --              --     311,413     339,587        126,041      176,459
Michael T. Zuckerman..........         --              --      83,314     216,686         56,690       94,560
Todd K. Yamami................     83,663       1,462,248     244,165     203,128         47,851      123,683

---------------
(1) These options are immediately exercisable in full at the date of grant, but shares purchased upon exercise of unvested options are subject to a repurchase right in our favor to repurchase unvested shares at the original issuance price.

(2) Represents the fair market value of our common stock on the exercise date minus the aggregate exercise price of such option.

(3) Calculated on the basis of the fair market value of our common stock on May 31, 2001, equal to $15.45 per share, as reported by the Nasdaq National Market, minus the aggregate exercise price.

                     EMPLOYMENT AGREEMENTS AND TERMINATION
                        AND CHANGE IN CONTROL AGREEMENTS

     Our 1995 Stock Option Plan provides that, in the event of (a) a sale or exchange by the stockholders of all or substantially all of our voting stock or certain mergers or consolidations to which we are a party and in which our stockholders do not retain beneficial ownership of at least a majority of our or our successor's voting stock, (b) the sale, exchange or transfer of all or substantially all of our assets other than to one or more subsidiary corporations, or (c) our liquidation or dissolution, our board may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the 1995 plan. To the extent that the options outstanding under the 1995 plan are not assumed, substituted for, or exercised prior to such event, they will terminate; provided, however, that we have granted options to certain of our officers, including the individuals listed in the Summary Compensation Table, which provide for acceleration of vesting upon such a change in control.

     Under the 1995 plan, our board retains discretion to modify the terms, including the price, of outstanding shares. Options granted under that plan are immediately exercisable, subject to a right of repurchase in favor of us for all exercised, unvested shares. Generally, 12.5% of the shares subject to options granted to new employees become vested six months after the date of commencement of employment and 2.083% of the shares subject to options vest upon completion of each succeeding full month of continuous employment with us. Shares subject to options granted to existing employees generally vest at the rate of 2.083% per month for 48 months following the date of grant. Generally, options have a term of eight years. All options were granted at fair market value as determined by our board on the date of grant.

     On July 31, 1997, we appointed Gary J. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer, which agreement was subsequently amended. See "Certain Relationships and Related Transactions."

     On September 29, 2000, we entered into a letter agreement with Anthony J. Bettencourt to serve as our President at a monthly salary of $25,000. The agreement is at-will, and further provides that if Mr. Bettencourt is terminated without cause he will continue to receive monthly payments of $41,667 for the term of the agreement. The term of the agreement is one year.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTOR(1)

     The audit committee of our board of directors consisted of Messrs. Krausz, MacDonald and Waite. Under currently applicable rules, all members are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standard). Our board of directors has adopted a written charter for the audit committee, which is attached to this notice as Appendix A.

     The audit committee oversees our financial reporting process on behalf of our board of directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and Verity, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The audit committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The committee held one meeting during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to our board and the board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending May 31, 2002.

                                          Audit Committee

                                          Steven M. Krausz
                                          Stephen A. MacDonald
                                          Charles P. Waite, Jr.

---------------

1 The material in this report is not "soliciting materials," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any of our filings under the 1933 or 1934 Act.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(2)

     The compensation committee is comprised of two non-employee directors of our board of directors, Messrs. Krausz and Waite. The committee is responsible for setting and administering policies governing compensation of executive officers. For all executive officers, the committee reviews the performance and compensation levels for executive officers, sets salary and bonus levels and makes option grants under our 1995 plan.

COMPENSATION POLICIES GENERALLY

     The goals of our executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, executive officer bonuses and stock options to achieve these goals.

     SALARIES AND BONUSES. Salaries are set for each executive officer with reference to a range of salaries for comparable positions among high technology companies of similar size and location. Annual salary adjustments take into account individual executive officer's achievements during the prior fiscal year toward key company-wide objectives set annually by our board, in consultation with our Chief Executive Officer, as well as the executive officer's performance of his individual responsibilities.

     Our variable cash incentive compensation for fiscal 2001 was provided through our employee bonus plan for all executive officers except for our President, whose bonus plan for fiscal 2001 was determined based upon negotiations between the officer and us. In accordance with the committee's goal, fiscal 2001 variable cash incentive compensation for the bonus plan participants was targeted for up to 20% of the officer's salary if predetermined corporate revenue and net income objectives were achieved.

     STOCK OPTIONS. The committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Initial stock option grants to executive officers are subject to four year vesting. The size of the initial grant has been determined with reference to comparable stock option compensation offered by similarly sized high technology companies for similar positions and the responsibilities and expected future contributions of the executive officer, as well as recruitment considerations. In determining the size of, or whether to grant, refresher grants, the committee has considered each executive officer's performance during the previous periods and expected contributions during future periods, as well as the relative position and responsibilities of each executive officer and previous option grants to such executive officers. Generally, refresher option grants vest monthly over a one year period from the date of grant. The committee believes that refresher options have provided strong incentives for executive officers to remain with us.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. We have considered regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or proposed regulations. The committee concluded in March 1996 that it would be advisable to establish certain restrictions on the granting of options under the 1995 plan to assist in the qualification of compensation recognized in connection with the exercise of such options for an exemption; the stockholders approved these restrictions at the Special Meeting of Stockholders held on March 28, 1996. The committee does not believe that other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the committee will continue to evaluate the

---------------

2 The material in this report is not "soliciting materials," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any of our filings under the 1933 or 1934 Act.

advisability of qualifying its executive compensation for deductibility of such compensation. The committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

     On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer. Pursuant to the agreement, Regent Pacific provides us management services at a fee of $50,000 per week, including the services of Mr. Sbona as our Chairman and Chief Executive Officer and other Regent Pacific personnel as part of our management team. See "Certain Relationships and Related Transactions" for a further description of this agreement.

     Mr. Sbona became our employee in February 1998 and receives a salary of $52,000 per year, or $1,000 per week. The board determined Mr. Sbona's salary by taking into consideration the value of the services rendered to us and Mr. Sbona's interest in the amounts paid to Regent Pacific. Mr. Sbona also received a bonus of $10,400 in fiscal 2001 based on these same considerations.

     In connection with Mr. Sbona's service as our Chief Executive Officer, in our fiscal year ending May 31, 2001, our board granted Mr. Sbona an option to purchase 407,000 shares of our common stock at an exercise price of $36.375 and an option to purchase 400,000 shares of our common stock at an exercise price of $13.9375 per share, which in both instances were the fair market value of our common stock on the date of grant. The shares subject to such options will vest entirely upon certain change of control transactions or upon the termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona's services. We issued these options to Mr. Sbona after a determination by our board that such options were appropriate and advisable to retain Mr. Sbona's services.

                                          Compensation Committee

                                          Steven M. Krausz
                                          Charles P. Waite, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Steven M. Krausz and Charles P. Waite, Jr. served as members of the compensation committee during the fiscal year ended May 31, 2001.

     None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

     We have entered into indemnification agreements with our directors and officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by law.

                     PERFORMANCE MEASUREMENT COMPARISON(3)

     The following graph shows the total stockholder return of an investment of $100 in cash on May 31, 1996 for (i) our common stock, (ii) the Nasdaq Stock Market and (iii) Nasdaq Computer and Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of May 31 of each year:

     Comparison of Cumulative Total Return on Investment from May 31, 1996 through May 31, 2001:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG VERITY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE NASDAQ COMPUTER AND DATA PROCESSING INDEX
[PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK              NASDAQ COMPUTER &
                                                      VERITY, INC.                MARKET (U.S.)              DATA PROCESSING
                                                      ------------                -------------             -----------------
5/96                                                     100.00                      100.00                      100.00
11/96                                                     42.36                      103.86                      103.49
5/97                                                      16.56                      112.66                      118.99
11/97                                                     12.50                      129.37                      133.58
5/98                                                      19.75                      142.87                      155.60
11/98                                                     43.95                      158.60                      193.89
5/99                                                      84.55                      201.70                      250.24
11/99                                                    263.62                      272.98                      365.50
5/00                                                     171.97                      276.49                      327.37
11/00                                                     74.21                      211.52                      243.94
5/01                                                      78.73                      171.61                      204.04

* $100 invested on 5/31/96 in Stock or Index, including reinvestment of dividends. Fiscal year ending May 31.

---------------

3 This Section is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 31, 1997, we appointed Mr. Sbona as our President and Chief Executive Officer, and we entered into an agreement with Regent Pacific Management Corporation, a management firm at which Mr. Sbona is the Chairman and Chief Executive Officer. The terms of the agreement were reached in arms-length negotiations with Regent Pacific. As a result of a series of amendments, the latest of which occurred on March 12, 2001, the agreement has been extended through August 2002. Pursuant to the amended agreement, Regent Pacific provides us management services at a fee of $50,000 per week, including the services of Mr. Sbona as Chairman and Chief Executive Officer and other Regent Pacific personnel as part of our management team. Mr. Sbona has been our Chief Executive Officer since July 1997 and has been a member of our board of directors since 1998. Mr. Sbona was our President from July 1997 until September 1999 when we promoted Mr. Bettencourt to that position. We may cancel the amended agreement without payment to Regent Pacific only after February 28, 2002. The amended agreement also provides us with an option to extend the term of the agreement through February 2003. In addition, the amended agreement requires that we indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the amended agreement.

     In connection with Mr. Sbona's service as our Chief Executive Officer, in July 2000 and December 2000 our board granted Mr. Sbona options to purchase 407,000 and 400,000 shares of our common stock at an exercise price of $36.375 and $13.9375, respectively. Any unvested shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona's services.

     We had loans outstanding in the principal amount of $2,057,631.72 to Mr. Bettencourt, our President, and $353,468.50 to Mr. Yamami, our Chief Financial Officer. The loans were entered into on January 2, 2001 with an annual interest rate of 5.94%. Since the commencement of fiscal 2001, the largest aggregate indebtedness of Mr. Bettencourt and Mr. Yamami was $2,060,308.58 and $358,569.37, respectively. As of June 30, 2001, the loans were repaid in full with interest.

              NOTICE TO HOLDER OF RECORD OF ANY RIGHT CERTIFICATE

     We adopted a stockholder rights plan on September 18, 1996, and amended the plan on September 23, 1999. The rights plan, as amended, provides that each outstanding share of common stock has one preferred purchase right. Each right entitles the registered holder, under certain circumstances, to purchase from us
0.01 share of Series A Junior Participating Preferred Stock at a price of $300 per 0.01 share. On December 6, 1999, our common stock underwent a 2-for-1 split. As a result of the split, each right now entitles the registered holder, under certain circumstances, to purchase from us 0.005 share of Series A Junior Participating Preferred Stock.

                                 OTHER MATTERS

     Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ TIMOTHY J. MOORE
                                          Timothy J. Moore
                                          Secretary

August 31, 2001

     A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, VERITY, INC., 894 ROSS DRIVE, SUNNYVALE, CALIFORNIA 94089.

                                                                      APPENDIX A

                                  VERITY, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

     The Audit Committee of the Board of Directors of Verity, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee shall:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

     - Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

     - Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

     - Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     - Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

     - Review accounting and financial human resources planning within the Company.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

     - Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

     The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                                  VERITY, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 10, 2001

     The undersigned hereby appoints Gary J. Sbona and Timothy J. Moore and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Verity, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Verity, Inc. to be held at the Sunnyvale Sheraton, 1100 N. Mathilda Avenue, Sunnyvale, California, on Wednesday, October 10, 2001 at 11:00 a.m., local time, (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

 UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF
     ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 , AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE
          INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                                 Please mark [X]
                                    your vote
                                  as indicated

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 1: To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

    [ ]  FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY to vote
         (except as marked to the                 for all nominees listed below.
         contrary below)

NOMINEES: Gary J. Sbona and Karl C. Powell

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES WRITE SUCH NOMINEE'S NAME BELOW:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 2: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Verity, Inc. for its fiscal year ending May 31, 2002.

         [ ]  FOR                 [ ]  AGAINST              [ ]   ABSTAIN

                       (Continued and to be signed on other side)

DATED ______________, 2001                  ____________________________________

                                            ____________________________________

                                            SIGNATURE(S)

                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.